                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                         STATE OF
NAME OF SUBSIDIARIES*                                  INCORPORATION
---------------------                                  -------------
Koger Real Estate Services, Inc.                          Florida

Southeast Properties Holding Corporation, Inc.            Florida

* These subsidiaries are wholly owned by Koger Equity, Inc.